As filed with the Securities and Exchange Commission on April 22, 2005

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Alkermes, Inc.

(Exact Name of Registrant as specified in its charter)

Pennsylvania	23-2472830
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

ALKERMES, INC.
88 SIDNEY STREET
CAMBRIDGE, MASSACHUSETTS 02139-4234
TELEPHONE: (617) 494-0171
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALKERMES, INC. 1999 STOCK OPTION PLAN
(Full title of the plan)

Richard F. Pops
Chief Executive Officer
ALKERMES, INC.
88 Sidney Street
Cambridge, Massachusetts 02139-4234
Telephone: (617) 494-0171
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.	Kathryn L. Biberstein, Esq.
Goodwin Procter LLP	Alkermes, Inc.
53 State Street	88 Sidney Street
Boston, MA 02109	Cambridge, MA 02139
Telephone: (617) 570-1055	Telephone: (617) 583-6255

CALCULATION OF REGISTRATION FEE

			Proposed
			Maximum		Proposed
			Offering		Maximum
Title of Securities	Amount to be		Price Per		Aggregate	Amount of
to be Registered	Registered(1)(4)		Share		Offering Price	Registration Fee

Common Stock, par value $.01 per share	1,058,676	(2)	$14.90		$15,774,272.40	$1,856.63
	250	(2)	$14.89		$3,722.50	$0.44
	6,500	(2)	$13.12		$85,280.00	$10.04
	6,500	(2)	$12.63		$82,095.00	$9.66
	750	(2)	$12.75		$9,562.50	$1.13
	2,500	(2)	$12.73		$31,825.00	$3.75
	500	(2)	$11.54		$5,770.00	$0.68
	80,000	(2)	$11.63		$930,400.00	$109.51
	6,750	(2)	$11.20		$75,600.00	$8.90
	1,000	(2)	$10.63		$10,630.00	$1.25
	6,000	(2)	$10.25		$61,500.00	$7.24
	10,000	(2)	$10.60		$106,000.00	$12.48
	1,000	(2)	$11.03		$11,030.00	$1.30
	1,319,574		$11.67	(3)	$15,399,428.58	$1,812.51

TOTALS:	2,500,000				$32,587,115.98	$3,835.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend, recapitalization, and certain other capital adjustments and the like.

(2)	Such shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and fee have been computed upon the basis of the price at which such options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457 (c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low price of the Company’s Common Stock on April 20, 2005, $11.67, as reported on the Nasdaq National Market with respect to securities for which options have not been granted.

(4)	This registration statement relates 2,500,000 shares of Common Stock, $.01 par value per share, reserved for issuance under the 1999 Stock Option Plan (the “1999 Plan”), which shares are in addition to 14,400,000 shares of Common Stock, $.01 par value per share, previously registered pursuant to Registration Statements on Form S-8 (Registration Nos. 333-89573, 333-48772, 333-72988, 333-107206 and 333-109376) and filed with the Securities and Exchange Commission. The current filing is being made to register the 2,500,000 shares which are issuable under the 1999 Plan.

PART I
PART II
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-4.2 Specimen of Non-Voting Common Stock Certificate
Ex-5.1 Opinion of Goodwin Proctor LLP
Ex-23.2 Consent of Deloitte & Touche LLP
Ex-23.3 Consent of Ernst & Young LLP

PART I

      Part I and Items 6, 7 and 9 of Part II of Alkermes, Inc.’s Registration Statement on Form S-8 (File No. 333-89573) are incorporated by reference herein pursuant to Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) by Alkermes, Inc. (the “Company”) (File No. 1-14131) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”) are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

(b)	Quarterly Reports on Form 10-Q for the periods ended June 30, 2004, September 30, 2004 and December 31, 2004;

(c)	All other documents filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(d)	Item 1 of Registration Statement of the Company on Form 8-A dated June 28, 1991, as amended by a Registration Statement of the Company on Form 8-A/A dated January 17, 1997; and Item 1 of Registration Statement of the Company on Form 8-A dated May 2, 2003.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not Applicable

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 8. Exhibits.

      Reference is made to the Exhibit Index.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, in the Commonwealth of Massachusetts, on this 22nd day of April, 2005.

ALKERMES, INC.
By:	/s/ Richard F. Pops
Richard F. Pops
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below in so signing also makes, constitutes and appoints Richard F. Pops and James M. Frates, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Michael A. Wall Michael A. Wall	Director and Chairman of the Board	April 22, 2005
/s/ Richard F. Pops Richard F. Pops	Director and Chief Executive Officer (Principal Executive Officer)	April 22, 2005
/s/ James M. Frates James M. Frates	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 22, 2005
/s/ Floyd E. Bloom Floyd E. Bloom	Director	April 22, 2005
/s/ Robert A. Breyer Robert A. Breyer	Director	April 22, 2005
/s/ Gerri Henwood Gerri Henwood	Director	April 22, 2005

/s/ Paul J. Mitchell Paul J. Mitchell	Director	April 22, 2005
/s/ Alexander Rich Alexander Rich	Director	April 22, 2005
/s/ Paul Schimmel Paul Schimmel	Director	April 22, 2005
/s/ Mark B. Skaletsky Mark B. Skaletsky	Director	April 22, 2005

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 33-40250).)

4.2	Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (filed herewith).

4.3	Specimen of 2002 Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on December 13, 2002.)

4.4	Indenture, dated as of February 18, 2000, between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee. (3.75% Subordinated Notes) (Incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, as amended filed on February 29, 2000 (File No. 333-31354).)

4.5	Form of 3.75% Subordinated Note (Incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, as amended filed on February 29, 2000 (File No. 333-31354).)

4.6	Rights Agreement, dated as of February 7, 2003, as amended, between Alkermes, Inc. and EquiServe Trust Co., N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-A filed on May 2, 2003.)

4.7	Indenture, dated August 22, 2003, between Alkermes, Inc. and U.S. Bank National Association, as Trustee (2 1/2% Subordinated Notes.) (Incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1, as amended filed on September 3, 2003 (File No. 333-108483).)

4.8	Form of 2 1/2% Subordinated Note (Incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1, as amended filed on September 3, 2003 (File No. 333-108483).)

4.9	Indenture, dated February 1, 2005, between RC Royalty Sub LLC and U.S. Bank National Association, as Trustee (Risperdal Consta ® PhaRMA (SM) secured 7% Notes due 2018, Class A). (Incorporated by reference to Exhibit 4.1 to Registrant’s Report on Form 8-K filed on February 3, 2005) (File No. 001-14131).)

4.10	Form of Risperdal Consta ® PhaRMA (SM) secured 7% Notes due 2018, Class A (Incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on February 3, 2005) (File No. 001-14131).)

4.11	Alkermes, Inc. 1999 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 10-Q for the quarter ended September 30, 2004) (File No. 001-14131).)

5.1	Opinion of Goodwin Procter LLP (filed herewith).

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

23.3	Consent of Ernst & Young LLP (filed herewith).

24.1	Power of Attorney (included in signature page).